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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12 (b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                            DATA GENERAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                     04-2436397
     --------------------------                       -------------------
     (State of Incorporation or                        (I.R.S. Employer
          Organization)                               Identification no.)


        4400 Computer Drive
    Westboro, Massachusetts                                   01580
----------------------------------------                   ----------
(Address of principal executive offices)                   (zip code)


If this Form relates to the registration of a class of debt securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ x ]


If this Form relates to the registration of a class of debt securities pursuant to Section 12(g) of the Exchange Act and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                 Name of each exchange on which
     to be so registered                each class is to be registerered
    -------------------                 --------------------------------
       6% Convertible
     Subordinated Notes
          due 2004                         New York Stock Exchange



       Securities to be registered pursuant to Section 12(g) of the Act:
                                      None

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Item 1. Description of Registrant's Securities to be Registered

                The Registrant's 6% Convertible Subordinated Notes due 2004 (the "Notes") are to be registered. The description of the Notes contained under the caption "Description of Notes" on pages 9 to 20 of the Registrant's Registration Statement on Form S-3 (No. 333-30199) relating to the Notes is incorporated herein by reference.


Item 2. Exhibits

                The securities described herein are to be registered on the New York Stock Exchange, on which the Registrant's (i) Common Stock, $.01 par value per share and (ii) Rights to Purchase Series A Junior Participating Preferred Stock are registered. Accordingly, the following exhibits have been attached hereto in accordance with the Instructions as to Exhibits to Form 8-A:

        1. Indenture dated as of May 21, 1997, between the Registrant and The Bank of New York, as Trustee, relating to the Registrant's 6% Convertible Subordinated Notes due 2004, incorporated herein by reference to the Company's Registration Statement on Form S-3 (File No. 333-30199).

        2.  Form of Registrant's 6% Convertible Subordinated Note due 2004.

        3. Restated Certificate of Incorporation of the Registrant, as amended, including the Registrant's Certificate of Designation dated October 17, 1986 (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 27, 1986).

        4. Certificate of Increase dated November 26, 1997 and filed with the Delaware Secretary of State on December 1, 1997.

        5. Amendment to Certificate of Incorporation of the Registrant, filed January 29, 1987 (incorporated by reference to the Registrant's Quarterly Report of Form 10-Q for the quarter ended March 28, 1987).

        6. By-laws, as amended (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended September 27, 1997).


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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                DATA GENERAL CORPORATION


                                                By: /s/ Arthur W. DeMelle
                                                   -----------------------
                                                      Arthur W. DeMelle
                                                     Senior Vice President
                                                    Chief Financial Officer


Date: March 16, 1998


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                                  EXHIBIT INDEX


      Exhibit
        No.     Description
     --------   ------------

        1. Indenture dated as of May 21, 1997, between the Registrant and The Bank of New York, as Trustee, relating to the Registrant's 6% Convertible Subordinated Notes due 2004, incorporated herein by reference to the Company's Registration Statement on Form S-3 (File No. 333-30199)

        2.      Form of Registrant's 6% Convertible Subordinated Note due 2004.

        3. Restated Certificate of Incorporation of the Registrant, as amended, including the Registrant's Certificate of Designation dated October 17, 1986 (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 27, 1986).

        4. Certificate of Increase dated November 26, 1997 and filed with the Delaware Secretary of State on December 1, 1997.

        5. Amendment to Certificate of Incorporation of the Registrant, filed January 29, 1987 (incorporated by reference to the Registrant's Quarterly Report of Form 10-Q for the quarter ended March 28, 1987).

        6. By-laws, as amended (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended September 27, 1997).